EXHIBIT 99.2

                               CNB FINANCIAL CORP.
                 Proxy Solicited on Behalf of Board of Directors

         The undersigned hereby appoints [_____________] or any one or more of them, with full power of substitution, proxies, to vote all of the stock of CNB Financial Corp., which the undersigned is entitled to vote at the Special Meeting of Stockholders of CNB to be held at the Fort Rensselaer Club, 4 Moyer Street, Canajoharie, New York on [DATE], 2001 at [2:00 p.m.] local time or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, upon the following proposal described in the accompanying document, in accordance with the following instructions. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED ON AN OTHERWISE PROPERLY EXECUTED PROXY, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL.

         To approve the agreement and plan of merger, dated as of June 19, 2001, between CNB and NBT Bancorp Inc., a Delaware corporation, whereby CNB will merge with and into NBT, with NBT being the surviving corporation.

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[_]  FOR                      [_] AGAINST                 [_] ABSTAIN
------------------------ --------------------------- ---------------------------

         In their discretion to vote upon such other matters that may properly come before the meeting.


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X         PLEASE MARK YOUR
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          VOTES AS IN THIS
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          EXAMPLE.
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Date:                              Signature(s)
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                                      Please   sign  here   exactly  as  name(s)
                                      appear(s) on this proxy card. When signing
                                      as  attorney,   executor,   administrator,
                                      trustee,   guardian,   or  in  any   other
                                      fiduciary capacity, give full title. If more than one person acts as trustee, all should sign. All joint owners must sign.

I plan to attend the Special Meeting: ___________

Please mark (on reverse side), sign and date, and mail in the enclosed postage paid envelope.